Exhibit 23.1 Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Hyperion Acquisition Corp.

(A Development Stage Company)

2000 Hamilton Street, #943

Philadelphia, PA 19130

We hereby consent to the inclusion in the Form 10 Registration Statement of our report dated April 12, 2012 with respect to our audit of the financial statements of Hyperion Acquisition Corp., as of March 31, 2012 and for the period from inception (January 31, 2012) to March 31, 2012.

/s/ GZTY CPA Group, LLC

________________________________________

GZTY CPA GROUP, LLC

Metuchen, NJ 08840

April 12, 2012